Exhibit 23.1


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To: IR Biosciences Holdings Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Amendment No. 4 to the Form SB-2 Registration Statement our report, dated March 24, 2006 relating to the consolidated financial statements of IR Biosciences Holdings Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



                           /s/RUSSELL BEDFORD STEFANOU  MIRCHANDANI LLP
                             Russell Bedford Stefanou Mirchandani LLP






New York, New York
April 6, 2006